Exhibit 99.2

Middleburg Financial Corporation Announces First Quarter 2011 Dividend

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA April 27, 2011) – The board of directors of Middleburg Financial Corporation (NASDAQ – MBRG) today announced a $0.05 per common share cash dividend for shareholders of record as of May 11, 2011, and payable on May 25, 2011.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia, and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Leesburg, Marshall, Middleburg, Purcellville, Reston, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company which is headquartered in Richmond, Virginia, with offices in Alexandria, Williamsburg and Middleburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through 17 offices in 11 states.